Exhibit 25.01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

VISTEON CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	38-3519512
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

VC Aviation Services, LLC

(Exact name of obligor as specified in its charter)

Michigan	38-3602712
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon Electronics Corporation

(Exact name of obligor as specified in its charter)

Delaware	26-0359060
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon European Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	27-3561253
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon Global Technologies, Inc.

(Exact name of obligor as specified in its charter)

Michigan	38-3529322
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon Global Treasury, Inc.

(Exact name of obligor as specified in its charter)

Delaware	38-3525591
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon International Business Development, Inc.

(Exact name of obligor as specified in its charter)

Delaware	38-3091875
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon International Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	27-3561180
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Visteon Systems, LLC

(Exact name of obligor as specified in its charter)

Delaware	38-3451903
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Village Center Drive Van Buren Township, Michigan (Address of principal executive offices)	48111 (Zip code)

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 15th day of December, 2011.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ L. GARCIA
Name:	L. GARCIA
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2011, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,454
Interest-bearing balances	369
Securities:
Held-to-maturity securities	0
Available-for-sale securities	859,924
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	61,500
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	7,949
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	194,824
Other assets	136,208

Total assets	$2,118,541

1

LIABILITIES
Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	226,429
Total liabilities	495,620
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not available
Retained earnings	494,482
Accumulated other comprehensive income	5,919
Other equity capital components	0
Not available
Total bank equity capital	1,622,921
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,622,921

Total liabilities and equity capital	2,118,541

I, Karen Bayz, CFO and Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	CFO and Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Timothy Vara, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)

2